Exhibit 99.1

For Release 1 p.m. PDT

August 3, 2005

NetIQ Announces Fourth Quarter and Fiscal 2005 Results

SAN JOSE, Calif. — August 3, 2005 — NetIQ Corp. (Nasdaq: NTIQ), a leading provider of integrated systems and security management solutions, today announced financial results for its fourth quarter and fiscal year ended June 30, 2005.

GAAP Financial Results

Revenue from continuing operations for the fourth quarter of fiscal 2005 was $50.1 million, compared with $56.7 million in revenue from continuing operations for the same quarter of the prior year. GAAP net loss from continuing operations was $6.2 million or $0.12 per basic and diluted share in the fourth quarter of fiscal 2005, compared with a GAAP net loss from continuing operations of $5.8 million or $0.10 per basic and diluted share in the fourth quarter of fiscal 2004.

Revenue from continuing operations for the twelve month period ended June 30, 2005 was $213.2 million, compared with $217.0 million in revenue from continuing operations for the twelve month period ended June 30, 2004. GAAP net loss from continuing operations was $10.5 million or $0.19 per basic and diluted share in the twelve month period ended June 30, 2005, compared with a GAAP net loss from continuing operations of $159.2 million or $2.81 per basic and diluted share in the twelve month period ended June 30, 2004.

The company’s WebTrends business unit is included in discontinued operations as a consequence of NetIQ’s sale of that business unit on April 30, 2005.

GAAP net income was $48.7 million or $0.94 per basic and diluted share in the quarter ended June 30, 2005, compared with a GAAP net loss of $6.9 million or $0.12 per basic and diluted share in the quarter ended June 30, 2004.

GAAP net income was $46.7 million or $0.87 per basic and diluted share in the twelve month period ended June 30, 2005, compared with a GAAP net loss from operations of $191.4 million or $3.37 per basic and diluted share in the twelve month period ended June 30, 2004.

Non-GAAP Operating Results

Non-GAAP net income from continuing operations for the fourth quarter was $7,000 or $0.00 per diluted share, compared with non-GAAP net income from continuing operations of $1.3 million or $0.02 per diluted share for the same period in the prior fiscal year.

Non-GAAP net income from continuing operations for the twelve month period ending June 30, 2005 was $3.7 million or $0.07 per diluted share, compared with non-GAAP net income from continuing operations of $945,000 or $0.02 per diluted share for the same period in the prior fiscal year.

Non-GAAP net income from continuing operations presents the company’s financial results from continuing operations adjusted to exclude the following: amortization and impairment of purchased technology and other intangible assets, employee stock-based compensation, impairment of goodwill, restructuring, write-off of acquired in-process research and development, impairment of or gains on sale of long-term investment, cumulative effect of change in accounting principle, and related income tax effect, each as detailed under “Reconciliation of non-GAAP Information” in the attached financial statements. The exclusion of such items is not in accordance with generally accepted accounting principles, is not intended as a substitute for GAAP net income or loss or any other GAAP measure, and may not be consistent with similar measures used by other companies.

NetIQ’s management and Board of Directors believe that the non-GAAP information is an additional, meaningful measure of operating performance because it measures the principal operating results that can be directly influenced by management and provides more consistent comparability of the company’s financial results against historical results and the results reported by other software companies. Accordingly, it is used by management and the Board of Directors to measure the performance of the company against its operational objectives.

The following statements are based on current expectations as of the date of this release. These statements are forward-looking, and actual results may differ materially. NetIQ does not undertake to update this information in any way or for any reason prior to disclosing actual results.

“NetIQ made significant progress during fiscal 2005 in developing its Knowledge-Based Service Assurance Strategy. We’ve narrowed our product focus to the top five strategic product areas that support KBSA, and we have realigned our corporate structure around those products. During the first half of fiscal 2006 we plan to deliver strategically important product updates for each of these products, while continuing to drive cost efficiency into the organization,” said Chuck Boesenberg, Chairman & CEO.

Business Outlook

The following is with respect to financial information from continuing operations.

•	NetIQ anticipates revenue from continuing operations for its first quarter ending September 30, 2005 to be in the range of $43 to $47 million, compared with $53.9 million in revenue for the quarter ended September 30, 2004.

•	NetIQ anticipates GAAP results of ($0.44) to ($0.36) per diluted share for the first quarter of fiscal 2006, compared with ($0.07) in the prior year period. Non-GAAP results are expected to be ($0.10) to ($0.02) per diluted share, compared with $0.02 in the prior year period.

•	The reconciliation to non-GAAP EPS guidance is based on a preliminary estimate of approximately $16 million of excluded items that include approximately $2 million in cash restructuring charges, but does not include an estimate for any charge related to the possible impairment of the company’s corporate headquarters facility. Other excluded items include amortization of employee stock based compensation, amortization of purchased technology and amortization of other intangible assets.

•	NetIQ anticipates its sales and marketing, research and development and general and administrative expenses from continuing operations to be in the range of $41 to $43 million in the first quarter of fiscal 2006, compared with expenses from continuing operations of $45.4 million in the prior year quarter. These expenses are expected to include approximately $2 million that will eventually be eliminated under the previously announced restructuring program.

Fourth Quarter Continuing Operations Business Overview

The following is with respect to financial information from continuing operations.

•	Revenue for the fourth quarter of 2005 declined 12% compared with the fourth quarter of fiscal 2004:

•	License revenue declined 27%

•	Services revenue increased 9%

•	International license revenue represented 41% of total license revenue for the fourth quarter of 2005, compared with 34% in the fourth quarter of 2004.

•	Indirect revenue was 53% of revenue in the fourth quarter of 2005, compared with 58% in the fourth quarter of 2004.

•	Sales pipeline declined from the same quarter one year ago.

•	Bookings for our five strategic products, NetIQ® AppManager® Suite, NetIQ Security Manager™, NetIQ Vulnerability Manager™, NetIQ® Security Administration Suite, and the company’s VoIP products, were down by 20% compared with the same quarter of the prior year, and represented 91% of total bookings for the quarter.

•	Sales and Marketing, Research and Development, and General and Administrative expenses from continuing operations were $44.3 million, or 88% of revenue, compared with $48.0 million, or 85% of revenue, for Q4 2004.

•	NetIQ ended Q4 2005 with total cash and cash equivalents and short-term investments of $296.7 million, compared with $286.1 million held at the end of Q3 2005.

•	NetIQ repurchased 6.8 million shares of its common stock for a total purchase price of $74.8 million during the quarter.

•	Through August 2, 2005, the total shares repurchased under the program was 8.6 million for $94.6 million.

•	NetIQ spent approximately $600,000 on capital acquisitions during the quarter.

•	There were 2 deals over $1 million completed during the quarter.

•	Federal license bookings represented approximately 9% of license bookings during the quarter.

•	4 of the top 10 deals were sales to new customers.

•	4 of the top 10 deals were compliance driven.

•	6 of the top 10 deals included a security product.

•	6 of the top 10 deals included sales of AppManager licenses.

•	40 new UNIX and Linux customers were added during the quarter

•	Headcount was 1,006 at the end of Q4 2005, compared to 1,042 at the end of Q3 2005

Recent Product Awards

•	NetIQ AppManager Suite was awarded Redmond magazine’s Most Valuable Product award.

•	NetIQ Security Manager and NetIQ AppManager Suite won W2KNews Target Awards in the Intrusion Detection and System/Application Monitoring categories for the second year in a row.

•	NetIQ® MailMarshal™ SMTP was named a mid-market “Product of the Year” by CMP Media’s VARBusiness Magazine.

•	VigilEnt™ Policy Center was the winner of the CMP Media LLC’s Network Computing Well-Connected Award in the Policy Management Systems category.

•	NetIQ was recognized for the second time by CMP Media’s VARBusiness magazine as one of North America’s top information technology (IT) vendors.

Fourth Quarter Product Releases

•	NetIQ introduced NetIQ® Security Compliance Suite, which provides a customer with knowledge to ascertain that its enterprise is secure, available, performing optimally and is also compliant with legal and corporate policies.

•	NetIQ introduced NetIQ Group Policy Guardian™ 2.0, which helps customers minimize the risk associated with Group Policy Object (GPO) changes and comply with regulations through closed-loop change monitoring of Group Policy settings.

NetIQ Analyst/Investor Conference Call

NetIQ will conduct a conference call at 1:30 p.m. Pacific time today to discuss the results of the quarter in greater detail. The dial-in number for the call is (888) 285-1136 (Domestic) and (706) 643-7520 (International) the conference ID is 7574847. A replay of the call will be available at (800) 642-1687 (Domestic) and (706) 645-9291 (International) the conference ID is 7574847. A live audio webcast of the presentation and a replay will be available on the NetIQ corporate website, www.netiq.com/about_netiq/investor_relations/InvestorConferenceCall.asp. The replay of the webcast will be available starting within 24 hours of the actual presentation.

About NetIQ

NetIQ is a leading provider of integrated systems and security management solutions that empower the IT organization with the knowledge and ability to assure IT service. NetIQ’s Knowledge-Based Service Assurance solution embeds knowledge and best practices to ensure operational integrity, better manage service levels and risk and ensure policy compliance. NetIQ’s modular, best-of-breed solutions for Performance & Availability Management, Security Management, Configuration & Vulnerability Management, and Operational Change Control integrate through an open, service-oriented architecture allowing for common reporting, analytics and dashboards. For more information about NetIQ, visit www.netiq.com or call (888) 323-6768.

Safe Harbor Statement

Statements in this press release regarding future operating results and statements other than statements of historical fact are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. The company’s future results may differ from the results predicted and from other forward-looking statements made by the company. As well, the company’s fourth quarter results should not be considered as an indication of its future performance, due to variety of risks and uncertainties, including (1) the demand for the company’s software and services; (2) risks inherent in technology businesses generally, including the timing and successful development of new products, customer acceptance of new product offerings and product strategies, pricing of new products and competition in the company’s various product lines, the company’s ability to retain and hire technical personnel and other employees, and the company’s relationships with customers, suppliers and strategic partners; (3) the amount and impact of the restructuring charges to be incurred by the company in Fiscal Year 2006; and (4) the impact of the expensing of stock options and other stock-based compensation, under Financial Accounting Standards Board’s Statement 123, the provisions of which became effective as to the company on July 1, 2005. For a more comprehensive discussion of risks and uncertainties relating to the company’s business, please read the discussions of these risks in documents the company files from time to time with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended June 30, 2004, and its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2005. All of the information in this press release is as of August 3, 2005, and the company undertakes no responsibility to update this information.

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Contacts:

Greg Klaben, Investor Relations 1-408-856-1894, greg.klaben@netiq.com

Susan Torrey, Corporate Communications 1-408-856-3028, susan.torrey@netiq.com

NetIQ, AppManager, NetIQ Security Manager, NetIQ Vulnerability Manager, NetIQ Group Policy Guardian, MailMarshal and VigilEnt are trademarks or registered trademarks of NetIQ Corporation in the United States and certain other countries. All other products mentioned are trademarks or registered trademarks of their respective owners.

NetIQ Corporation

Condensed Consolidated Balance Sheets

(In thousands)

	June 30, 2005	June 30, 2004
ASSETS

Current assets:
Cash and cash equivalents	$101,432	$57,841
Short-term investments	195,311	229,781
Accounts receivable, net	25,989	31,081
Prepaid expenses and other	6,694	5,269

Total current assets	329,426	323,972

Property and equipment, net	40,594	49,706
Other intangible assets, net	15,758	39,040
Long-term investments	3,714	4,614
Other assets	929	2,489
Goodwill	96,034	124,081

Total assets	$486,455	$543,902

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$9,939	$8,278
Accrued compensation and related benefits	10,034	14,374
Other liabilities	12,523	11,812
Restructuring liability, current portion	—	929
Deferred revenue, current portion	50,703	61,174

Total current liabilities	83,199	96,567

Restructuring liability, net of current portion	—	393
Deferred revenue, net of current portion	2,621	5,442

Total liabilities	85,820	102,402

Stockholders’ equity:
Common stock	2,835,822	2,905,610
Deferred employee stock-based compensation	(17,594)	(313)
Accumulated deficit	(2,416,078)	(2,462,825)
Accumulated other comprehensive loss	(1,515)	(972)

Total stockholders’ equity	400,635	441,500

Total liabilities and stockholders’ equity	$486,455	$543,902

NetIQ Corporation

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Year Ended June 30,
	2005	2004	2005	2004
Software license revenue	$23,514	$32,274	$109,627	$123,474
Service revenue	26,590	24,420	103,589	93,526

Total revenue	50,104	56,694	213,216	217,000

Cost of software license revenue	1,324	1,448	4,935	9,265
Cost of service revenue	6,543	6,119	26,475	22,490
Amortization of purchased technology	2,953	2,998	11,813	8,607

Total cost of revenue	10,820	10,565	43,223	40,362

Gross profit	39,284	46,129	169,993	176,638

Operating expenses:
Sales and marketing	24,640	27,222	102,561	106,400
Research and development	12,045	13,914	50,567	55,202
General and administration	7,627	6,840	29,316	26,904
Employee stock-based compensation	612	59	1,493	307
Amortization of other intangible assets	2,147	2,122	8,553	8,487
Impairment of goodwill	—	—	—	134,255
Restructuring	(7)	1,818	12	1,313

Total operating expenses	47,064	51,975	192,502	332,868

Loss from operations	(7,780)	(5,846)	(22,509)	(156,230)

Other income (expenses):
Interest income and other, net	2,086	987	6,608	4,765
Gain on sale of long-term investment	—	—	4,100	—
Gain on sale of technology, net	—	—	2,893	—
Impairment of long-term investment	—	—	—	(4,100)

Other income, net	2,086	987	13,601	665

Loss before income taxes	(5,694)	(4,859)	(8,908)	(155,565)

Income taxes	477	903	1,597	3,610

Loss from continuing operations	(6,171)	(5,762)	(10,505)	(159,175)

Discontinued operations, net of tax:
Income (loss) from discontinued operations	(1,981)	(1,150)	418	(32,205)
Gain on sale of discontinued operations	56,834	—	56,834	—

Income (loss) from discontinued operations	54,853	(1,150)	57,252	(32,205)

Net income (loss)	$48,682	$(6,912)	$46,747	$(191,380)

Basic and diluted earnings (loss) per share:

Continuing operation	$(0.12)	$(0.10)	$(0.19)	$(2.81)

Discontinued operations	$1.06	$(0.02)	$1.06	$(0.57)

Net income (loss) per share	$0.94	$(0.12)	$0.87	$(3.37)

Shares used to compute basic and diluted earnings per share	51,792	55,953	54,019	56,729

NetIQ Corporation

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Year Ended June 30,
	2005	2004	2005	2004
RECONCILIATION OF NON-GAAP INFORMATION:

Net loss from continuing operations	$(6,171)	$(5,762)	$(10,505)	$(159,175)

Adjustments:
Amortization of purchased technology	2,953	2,998	11,813	8,607
Employee stock-based compensation	612	59	1,493	307
Amortization of other intangible assets	2,147	2,122	8,553	8,487
Impairment of goodwill	—	—	—	134,255
Restructuring	(7)	1,818	12	1,313
Gain on sale of long-term investment	—	—	(4,100)	—
Gain on sale of technology, net	—	—	(2,893)	—
Impairment of long-term investment	—	—	—	4,100

Total adjustments	5,705	6,997	14,878	157,069

Income tax effect	473	108	(624)	3,051

Non-GAAP net income	$7	$1,343	$3,749	$945

Non-GAAP diluted earnings per share	$0.00	$0.02	$0.07	$0.02

Shares used to compute non-GAAP diluted earnings per share	52,588	56,485	54,782	57,288